Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of RadioShack Corporation (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James F. Gooch, President and Chief Executive Officer of the Company, and Dorvin D. Lively, Executive Vice President - Chief Financial Officer and Chief Administrative Officer of the Company, certify to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James F. Gooch

James F. Gooch
President and Chief Executive Officer
February 21, 2012

/s/ Dorvin D. Lively

Dorvin D. Lively
Executive Vice President - Chief Financial Officer and Chief Administrative Officer
February 21, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.